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                                                                    EXHIBIT 23.2

                        Consent of Independent Auditors



The Board of Directors
National Commerce Financial Corporation:

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus/registration statement.



/s/ KPMG LLP

Memphis, Tennessee
December 4, 2001